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Exhibit 99.1

MarkWest Hydrocarbon, Inc. 155 Inverness Drive West, Suite 200 Englewood, CO 80112-5000	Contact:	Frank Semple, President and CEO James Ivey, CFO Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Reports 2004 Third Quarter Results

        DENVER—November 9, 2004—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the "Company") today reported net income for the three months ended September 30, 2004 of $0.6 million, or $0.06 per diluted share, compared to a net loss of $7.0 million, or $0.74 per diluted share, for the third quarter of 2003. For the nine months ended September 30, 2004, MarkWest Hydrocarbon reported a net loss of $1.8 million, or $0.19 per diluted share, compared to net income of $2.0 million, or $0.21 per diluted share, for the nine months ended September 30, 2003.

        The Company reported net income from continuing operations of $0.6 million, or $0.06 per diluted share, for the three months ended September 30, 2004, compared to a net loss from continuing operations of $6.3 million, or $0.67 per diluted share, for the third quarter of 2003. For the nine months ended September 30, 2004, the Company reported a net loss from continuing operations of $1.8 million, or $0.19 per diluted share, compared to a net loss from continuing operations of $15.7 million, or $1.67 per diluted share, for the corresponding nine months of 2003.

        The improved results for the third quarter of 2004 as compared to the corresponding quarter of 2003 was attributed to the impact of better NGL product margins, the non-recurrence of approximately $3.9 million of crude oil hedging losses and higher NGL product sales volumes. Other matters benefiting third quarter results included an approximate $0.7 million in other income from the sale of the rights to a former Enron receivable that had been previously written-off.

        The improved net income from continuing operations for the first nine months of 2004 as compared to the corresponding period of 2003 was also attributed to the factors impacting the third quarter comparisons. Approximately $10.9 million of the change was attributable to a reduction in the Company's crude oil hedging losses. The remainder of the change was primarily due to better NGL product margins and due to acquisitions made by our subsidiary MarkWest Energy Partners, L.P., late in 2003 and in the third quarter of 2004.

        Finally, in September 2004, we entered into several new and amended agreements with one of the largest Appalachia producers, which allow us to significantly reduce our exposure to commodity price risk for approximately 25% of our keep-whole gas volumes.

        On October 28, 2004, the board of directors of MarkWest Hydrocarbon, Inc. declared a stock dividend of one share of our common stock for each ten shares of common stock held by our common stockholders. The stock dividend is to be paid on November 19, 2004 to stockholders of record as of the close of business on November 9, 2004.

        On the same date, our board of directors declared a cash dividend of $0.05 per share of its common stock held by our common stockholders. This represented a $0.025 per share increase over the previous quarter's dividend. The indicated annual rate is $0.20 per share. Our board has declared that the dividend is to be paid on December 6, 2004, to the stockholders of record as of the close of business on November 24, 2004.

        "We are pleased with our third quarter results," said Frank Semple, President and CEO. "Processing margins were very strong and we have taken several steps to improve our ongoing results. We hedged a portion of our winter frac spread gallons at attractive pricing levels and our previously announced contract restructurings with Equitable Production Company significantly reduces our exposure to low frac spreads."

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        MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, as filed with the SEC.

MarkWest Hydrocarbon, Inc.
Statement of Operations
(in thousands of dollars except per share amounts)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Statement of Operations Data
Revenues	$122,938	$48,228	$304,422	$146,767

Operating expenses:
Purchased product costs	95,128	44,521	245,715	134,881
Facility expenses	8,281	5,204	20,147	13,983
Selling, general and administrative expenses	5,966	3,549	14,712	9,462
Depreciation and amortization	5,975	2,220	13,385	5,791
Loss on sale of terminals	—	55	—	55

Total operating expenses	115,350	55,549	293,959	164,172

Income (loss) from operations	7,588	(7,321)	10,463	(17,405)
Other income (expense):
Interest expense, net	(7,002)	(1,115)	(9,452)	(4,176)
Gain on sale to related party	—	—	—	188
Non-controlling interest in net income of consolidated subsidiary	(210)	(1,607)	(4,452)	(3,342)
Other income	553	31	585	15

Income (loss) from continuing operations before income taxes	929	(10,012)	(2,856)	(24,720)
Provision (benefit) for income taxes	360	(3,701)	(1,011)	(9,058)

Income (loss) from continuing operations	569	(6,311)	(1,845)	(15,662)
Income (loss) from discontinued exploration and production operations, net of tax	—	(667)	—	17,650

Income (loss) before cumulative effect of accounting change	569	(6,978)	(1,845)	1,988
Cumulative effect of accounting change, net of tax	—	—	—	(29)

Net income (loss)	$569	$(6,978)	$(1,845)	$1,959

Income (loss) from continuing operations per share:
Basic	$0.06	$(0.67)	$(0.19)	$(1.67)

Diluted	$0.06	$(0.67)	$(0.19)	$(1.67)

Net income (loss) per share:
Basic	$0.06	$(0.74)	$(0.19)	$0.21

Diluted	$0.06	$(0.74)	$(0.19)	$0.21

Weighted average number of outstanding shares of common stock:
Basic	9,760	9,378	9,695	9,364

Diluted	9,818	9,400	9,741	9,380

MarkWest Hydrocarbon, Inc.
Segment Operating Income (Loss) and Reconciliation to Income (Loss)
from Continuing Operations Before Taxes
(in thousands of dollars)

	Marketing	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Three Months Ended September 30, 2004
Revenues	$60,768	$77,083	$(14,913)	$122,938
Segment operating expenses:
Purchased product costs	52,564	51,635	(9,071)	95,128
Facility expenses	5,743	8,380	(5,842)	8,281
Depreciation	303	5,672	—	5,975

Total segment operating expenses	58,610	65,687	(14,913)	109,384

Segment operating income	$2,158	$11,396	$—	$13,554

Three Months Ended September 30, 2003
Revenues	$29,340	$31,412	$(12,524)	$48,228
Segment operating expenses:
Purchased product costs	32,294	18,510	(6,283)	44,521
Facility expenses	6,049	5,396	(6,241)	5,204
Depreciation	194	2,026	—	2,220

Total segment operating expenses	38,537	25,932	(12,524)	51,945

Segment operating income (loss)	$(9,197)	$5,480	$—	$(3,717)

Reconciliation of Segment Operating Income (Loss) to Income (Loss) from Continuing Operations Before Taxes	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003
Total segment operating income (loss)	$13,554	$(3,717)
Selling, general and administrative expenses	(5,966)	(3,549)
Loss on sale of terminals	—	(55)
Interest expense, net	(7,002)	(1,115)
Non-controlling interest in net income of consolidated subsidiary	(210)	(1,607)
Other income	553	31

Income (loss) from continuing operations before taxes	$929	$(10,012)

MarkWest Hydrocarbon, Inc.
Segment Operating Income (Loss) and Reconciliation to Income (Loss)
from Continuing Operations Before Taxes
(in thousands of dollars)

	Marketing	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Nine Months Ended September 30, 2004
Revenues	$142,445	$205,327	$(43,350)	$304,422
Segment operating expenses:
Purchased product costs	124,036	146,695	(25,016)	245,715
Facility expenses	17,680	20,801	(18,334)	20,147
Depreciation	1,042	12,343	—	13,385

Total segment operating expenses	142,758	179,839	(43,350)	279,247

Segment operating income (loss)	$(313)	$25,488	$—	$25,175

Nine Months Ended September 30, 2003
Revenues	$104,026	$78,741	$(36,000)	$146,767
Segment operating expenses:
Purchased product costs	108,089	45,325	(18,533)	134,881
Facility expenses	16,550	14,900	(17,467)	13,983
Depreciation	560	5,231	—	5,791

Total segment operating expenses	125,199	65,456	(36,000)	154,655

Segment operating income (loss)	$(21,173)	$13,285	$—	$(7,888)

Reconciliation of Segment Operating Income (Loss) to Loss from Continuing Operations Before Taxes	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Total segment operating income (loss)	$25,175	$(7,888)
Selling, general and administrative expenses	(14,712)	(9,462)
Loss on sale of terminals	—	(55)
Interest expense, net	(9,452)	(4,176)
Gain on sale to related party	—	188
Non-controlling interest in net income of consolidated subsidiary	(4,452)	(3,342)
Other income	585	15

Loss from continuing operations before taxes	$(2,856)	$(24,720)

MarkWest Hydrocarbon, Inc.
Financial Statistics
(in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Statement of Operations Data
Revenues(1)	$122,938	$48,228	155%	$304,422	$146,767	107%
Net income (loss)	$569	$(6,978)	NM	$(1,845)	$1,959	NM
Basic earnings (loss) per share	$0.06	$(0.74)	NM	$(0.19)	$0.21	NM
Diluted earnings (loss) per share	$0.06	$(0.74)	NM	$(0.19)	$0.21	NM
Weighted average shares outstanding (basic)	9,760	9,378	—	9,695	9,364	—
Weighted average shares outstanding (diluted)	9,818	9,400	—	9,741	9,380	—
	September 30, 2004	December 31, 2003	September 30, 2003
Consolidated Balance Sheet Data
Total assets	$553,773	$280,713	$287,744
Total debt	$197,500	$126,200	$63,300
Stockholders' equity	$47,026	$52,184	$62,429

Footnotes:

NM—Not meaningful

(1)
Exclusive of our discontinued exploration and production activities.

MarkWest Hydrocarbon, Inc.
Financial and Operating Statistics

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Operating Data
Marketing
NGL product sales (gallons)	42,900,000	40,800,000	5%	130,100,000	125,700,000	4%
Wholesale(1)
NGL product sales (gallons)	10,879,000	—	NA	15,816,000	—	NA
MarkWest Energy Partners
Appalachia:
Natural gas processed(2) (Mcf/d)	196,000	204,000	(4)%	201,000	198,000	2%
NGLs fractionated (gal/day)	489,000	511,000	(4)%	474,000	449,000	6%
NGLs product sales (gallons)	10,710,000	10,771,000	(1)%	32,638,000	29,142,000	12%
Michigan:
Natural gas processed for a fee (Mcf/d)	12,300	17,300	(29)%	12,800	15,900	(19)%
NGL product sales (gallons)	2,453,000	3,982,000	(38)%	7,557,000	9,112,000	(17)%
Crude oil transported(3) (barrels/day)	15,100	—	NA	14,800	—	NA
Southwest:
Gathering system throughput (Mcf/d):
East Texas System(4)	246,600	—	NA	246,600	—	NA
Foss Lake (OK)(5)	63,300	—	NA	60,700	—	NA
Appleby(6)	24,500	25,200	(3)%	23,300	24,300	(4)%
Other gathering systems(6)	15,500	21,300	(27)%	17,700	21,100	(16)%
Lateral pipeline throughput volumes(7) (Mcf/d)	97,200	43,600	123%	83,100	43,600	91%
NGL product sales (gallons):
Arapaho (OK)(8)	12,174,000	—	NA	28,686,000	—	NA
East Texas System(4)	12,268,000	—	NA	12,268,000	—	NA

Footnotes:

NA—Not applicable

(1)
Wholesale NGL product sales started in February 2004.

(2)
Includes throughput from the Kenova, Cobb and Boldman processing plants.

(3)
MarkWest Energy Partners acquired its Michigan Crude Pipeline in December 2003.

(4)
MarkWest Energy Partners acquired its East Texas System in late July 2004.

(5)
Includes sales out of MarkWest Energy Partners' Foss Lake (OK) gathering systems, which were acquired in December 2003.

(6)
MarkWest Energy Partners acquired its Pinnacle gathering systems in late March 2003.

(7)
Includes volumes from MarkWest Energy Partners' Power Tex Lateral pipeline (a/k/a the Lubbock Pipeline), which was acquired in September 2003, and our Hobbs Lateral pipeline, which was acquired in April 2004. The Power-Tex and Hobbs Lateral pipelines are the only laterals the Partnership owns that produce revenue on a per-unit-of-throughput basis. MarkWest Energy Partners receives a flat fee from the other lateral pipelines it owned during the first quarter of 2004 and, therefore, the throughput data from these lateral pipelines is excluded from this statistic.

(8)
MarkWest Energy Partners acquired its Arapaho (OK) processing plant in December 2003.

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MarkWest Hydrocarbon Reports 2004 Third Quarter Results